 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 6, 2019
Date of Report (Date of earliest event reported)

AEVI GENOMIC MEDICINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35112	98-0217544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Devon Park Drive, Suite 715

Wayne, Pennsylvania 19087

(Address of principal executive offices, zip code)

(610) 254-4201
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	GNMX	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 6, 2019, Aevi Genomic Medicine, Inc. (the “Company”) entered into an Option and License Agreement (“License Agreement”) with MedImmune Limited, a subsidiary of AstraZeneca (“AZ”), for the option to exercise an exclusive global license for MEDI2338, a Phase-2 ready fully human monoclonal antibody that targets interleukin 18.

Under the terms of the License Agreement, the Company has the right, for up to five months from the agreement effective date, to exercise an option to enter into an exclusive global license to develop and commercialize MEDI2338 (the “Option”). The exercise of the Option is contingent upon the Company securing additional funding. Upon exercise of the Option, the Company will pay a mid-single digit millions upfront fee in in a combination of cash and shares of Company common stock. After the Option is exercised, the Company will be obligated to pay milestone payments upon achievement of certain development and sales-related milestones and tiered low double-digit royalties on global annual product sales. Pursuant to the terms of the License Agreement, the Company will be responsible for all clinical development, manufacturing, and commercialization activities and costs. Pursuant to the License Agreement the Company has agreed to file a resale registration statement covering the shares of its common stock issuable upon exercise of the Option no later than thirty days following the issuance of such shares. The License Agreement contains customary representations and warranties, covenants and indemnifications.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, a copy of which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2019, portions of which will be subject to a confidential treatment request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

A copy of the press release issued by the Company in connection with the License Agreement is included as Exhibit 99.1 hereto.

Item 3.02.	Unregistered Sales of Equity Securities.

The information regarding the License Agreement and the potential issuance of shares of the Company’s common stock included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. At the time of issuance, the shares of Company common stock issued in connection with the exercise of the Option will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and will be issued in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act. AZ represented that it was an accredited investor (as defined by Rule 501 under the Securities Act).

Item 8.01.	Other Events.

On August 7, 2019, the Company updated and released presentation materials it plans to use in meetings with investors and analysts. A copy of this presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Aevi Genomic Medicine, Inc. Press Release dated August 7, 2019.
99.2	Investor Presentation – August 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEVI GENOMIC MEDICINE, INC.

By:	/s/ Michael F. Cola
Name: Michael F. Cola
Title: President and Chief Executive Officer

Date: August 7, 2019